                      FORBEARANCE AGREEMENT AND AMENDMENT
                      -----------------------------------


         This Forbearance Agreement and Amendment (hereinafter, this "AGREEMENT") is entered into as of March 18, 1997 by and between:

         The First National Bank of Boston (hereinafter, the "BANK"), a national banking association, having a principal place of business at 100 Federal Street, Boston, Massachusetts;

         BancBoston Leasing Inc. (hereinafter, "BBL"), a Massachusetts corporation having a principal place of business at 100 Federal Street, Boston, Massachusetts;

         Centennial Technologies, Inc. (hereinafter, the "BORROWER"), a corporation organized under the laws of the State of Delaware, having a principal place of business at 37 Manning Road, Billerica, Massachusetts;

         NCT, Inc. (hereinafter, "NCT"), a corporation organized under the laws of the Commonwealth of Massachusetts, having a principal place of business at 37 Manning Road, Billerica, Massachusetts;

         Century Electronics Manufacturing, Inc. (f/k/a Century Industries, Inc.) (hereinafter, "CENTURY"), a corporation organized under the laws of the State of Delaware, having a principal place of business at 37 Manning Road, Billerica, Massachusetts; and

         Design Circuits, Inc. (hereinafter "DCI"), a corporation organized under the laws of the Commonwealth of Massachusetts, having a principal place of business at 374 Turnpike Road, Southborough, Massachusetts in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                  WITNESSETH:
                                  -----------

1. BACKGROUND. On September 14, 1994, the Bank and the Borrower entered into a Revolving Credit and Security Agreement, pursuant to which the Bank agreed, subject to the terms therein contained, to make certain revolving credit loans to the Borrower. The Revolving Credit and Security Agreement was thereafter amended by a certain Amendment No. 1 and Waiver dated as of November 8, 1995 and by a certain Amendment No. 2 dated as of November 12, 1996 (the Revolving Credit and Security Agreement as so amended shall hereinafter be referred to as the "LOAN AGREEMENT"). The Borrower's obligations to the Bank are secured by a first priority perfected security interest in and to all of the Borrower's personal property, including, without limitation, all of the Borrower's accounts, inventory, equipment, general intangibles, patents, trademarks, copyrights, key man life insurance policies, and securities (including the stock of NCT and Century owned by the Borrower) (collectively, the "COLLATERAL").

         In addition, the obligations of the Borrower to the Bank have been unconditionally guaranteed by each of NCT, Century and DCI (collectively, the "GUARANTORS"). To secure their respective guaranties (each, a "GUARANTY" and collectively, the "GUARANTIES"), each of the Guarantors has granted the Bank a security interest in and to all of their respective personal property, including, without limitation, all of their accounts, inventory, equipment, general intangibles, patents, trademarks, copyrights, and securities (including the stock of DCI owned by Century) (collectively, the "GUARANTOR ASSETS").

         Further, on October 6, 1994, BBL entered into a Master Lease Agreement (together with all schedules thereto, the "MASTER LEASE AGREEMENT" with the Borrower, pursuant to which BBL leases certain personal property to the Borrower. The obligations of the Borrower under the Master Lease Agreement are secured by, among other things, a security interest in and to all of the Collateral.

         Various Events of Default have arisen under the Loan Agreement and the Master Lease Agreement and the Borrower and the Guarantors have requested that the Bank and BBL forbear from exercising their rights and remedies on account of such defaults. The Bank and BBL are willing to so forbear BUT ONLY upon the terms and conditions set forth herein.

2. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

3.       OUTSTANDING OBLIGATIONS.

         a. The Borrower and each of the Guarantors (individually, each an "OBLIGOR" and collectively, the "OBLIGORS") acknowledge and agree that they are jointly and severally obligated to the Bank to pay the Obligations and that as of March 18, 1997, the Obligations consist of:

                           Principal:                          $8,356,729.49
                           Interest through March 18, 1997:    $   34,360.16,

                  plus interest hereafter accruing, costs, and expenses, including, without limitation, attorneys' fees, consultants' fees, and commercial finance examination fees.

         b. The Borrower acknowledges and agrees that SCHEDULE 1 hereto accurately reflects the original cost of the property subject to the Master Lease Agreement and schedules thereto, which is presently owned by BBL.

         c. The Obligors further acknowledge and agree that none of them have any offsets, defenses, or counterclaims (i) against the Bank with respect to the Loan Agreement, the Guaranties , the other Loan Documents, or otherwise, or (ii) against BBL with respect to the Master Lease Agreement, or otherwise, and to the extent that any such offsets, defenses or counterclaims may exist, the Obligors each hereby WAIVE and RELEASE same. The Obligors shall execute and deliver to the Bank and BBL such releases as the Bank or BBL may request to confirm the foregoing.

         d. The Obligors each ratify and confirm that their respective obligations to the Bank (as modified hereby), including, without limitation, those under the Loan Agreement and the Guaranties, are secured by the Collateral and the Guarantor Assets.

         e. The Borrower ratifies and confirms that its obligations to BBL are secured by the Collateral.

4. FORBEARANCE BY BANK. The Bank and BBL will each forebear from exercising their respective rights and remedies upon default under the Loan Documents and the Master Lease Agreement, as applicable, until the earlier of (i) April 18, 1997, or (ii) the occurrence of a Termination Event (the period commencing on the date hereof and ending on the earlier of (i) or (ii) above shall hereinafter be referred to as the "FORBEARANCE PERIOD"):

5. AMENDMENTS TO LOAN DOCUMENTS. From and after the date hereof, the Loan Documents are hereby amended as follows (which amendments shall survive the expiration of the Forbearance Period):

         a. Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of "Borrowing Base" in its entirety and substituting the following in its stead:

                  BORROWING BASE. on any date of determination thereof, the least of

                  (a) $10,750,000, MINUS the aggregate face amount of all outstanding letters of credit, in the amounts originally issued or as reduced pursuant to their terms, which are either outstanding or which have been drawn and paid by the bank but not reimbursed by the borrower, or

                  (b) The sum of (i) 80% of eligible accounts and (ii) the lesser of (A) 35% of eligible inventory and (B) $5,500,000 (or such lesser percentages or amounts as the Bank may in its reasonable discretion determine from time to time upon thirty days' written notice to the Borrower) and (iii) the lesser of
                  (A) $1,125,000.00 or (B) the amount of the federal income tax refund payable to the Borrower for tax years ending prior to February 28, 1997, MINUS the sum of (i) $2,000,000 and (ii) the aggregate face amount of all outstanding letters of credit, in the amounts originally issued or as reduced pursuant to their terms, which are either outstanding or which have been drawn and paid by the Bank but not reimbursed by the Borrower, or

                  (c) 175% of the then outstanding trade payables of the Borrower.

         b. Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of "Maximum Commitment" in its entirety and substituting the following in its stead:

                           Maximum Commitment. $10,750,000 or any lesser amount,
                  including zero, resulting from a termination or reduction of such amount in accordance with the terms of this agreement.

         c. Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of "Maximum Overdraft Amount."

         d. Section 1.1 of the Loan Agreement is hereby amended by adding the following at the end of the definition of "Security Documents":

                           and the Intercompany Note and the Investment Pledge.

         e. Section 1.1 of the Loan Agreement is hereby amended by adding the following at the end of clause (iii) of the definition of "Subsidiary Guarantees" after the words "in favor of the Bank":

                           , and (iv) the guaranty, dated as of March 18, 1997 made by Centennial Capital Corporation in favor of the Bank,

         f. Section 1.1 of the Loan Agreement is hereby amended by adding the following at the end of clause (iii) of the definition of "Subsidiary Security Agreements" after the words "and the Bank":

                           and (iv) the pledge agreement dated as of March 18, 1997, between Centennial Capital Corporation and the Bank,

         g. Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions:

                  INTERCOMPANY NOTE. The Promissory Note payable to the Borrower from DCI evidencing the indebtedness due from DCI to the Borrower, together with all modifications and amendments thereto and restatements thereof.

                  INVESTMENT PLEDGE. The Pledge Agreement dated March 18, 1997 executed by the Borrower in favor of the Bank, pursuant to which the borrower has pledged all of its investment securities to the Bank to secure the obligations, together with all modifications, amendments, supplements, and restatements thereto.

                  TRADE PAYABLES. All liabilities, obligations, and indebtedness of the Borrower incurred for the purchase of goods and services.

         h. The Loan Agreement is hereby amended by deleting all rights of the Borrower to select or obtain LIBOR Rate Loans, and, except with respect to any existing LIBOR Rate Loans, all definitions and provisions relating thereto are hereby deleted in their entirety.

         i. The Loan Agreement is hereby amended by deleting all references to the Overdraft Facility, as such facility has not been, and will not be, established in favor of Triax, and the Bank is hereby released from all obligations with respect thereto.

         j. The Loan Agreement is hereby amended by deleting Section 2.7 in its entirety and substituting the following in its stead:

                           SEC. 2.7 INTEREST RATE AND PAYMENT OF INTEREST. So long as no event of default is continuing, each base rate loan shall bear interest for the period commencing with the drawdown date thereof and ending on the last day of the interest period with respect thereto at a rate per annum equal to the aggregate of the base rate and one percent (1%). At the option of the Bank, after the occurrence of an Event of Default, amounts payable under any of the loan documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal the aggregate of the base rate and four percent (4%) until such amount is paid in full or (as the case may be) such event of default has been cured or waived in writing by the Bank (after as well as before judgment).

                  The Bank agrees that the foregoing default rate is not presently in effect and shall not be charged until the earlier of (i) the occurrence of any Termination Event, or (ii) the expiration of the Forbearance Period, for periods following such event.

         k. The Loan Agreement is hereby amended by deleting the words "and for Permitted Acquisitions" appearing in Section 4.16 thereof.

         l. Section 5.1 of the Loan Agreement is hereby amended by adding the following new subsections:

                  (k) as and when completed by the Borrower's auditors, restated financial statements for the period beginning with fiscal year 1994 through the second quarter of fiscal year 1997;

                  (1) as and when filed with the Internal Revenue Service, copies of the Borrower's federal income tax returns.

         m. The Loan Agreement is hereby amended by deleting clause (iv) of Section 6.9 thereof which reads "(iv) Investments in Permitted Acquisitions."

         n. Section 7.3 of the Loan Agreement is hereby amended as follows:

                  -        By deleting the introductory clause of subparagraph
                           (a) in its entirety and substituting the following in its stead:

                           SCHEDULED ACCOUNTS. Deliver to the bank daily:
                           ------------------

                  - By deleting the provisions of subparagraph (B) in their entirety and substituting the following in their stead:

                           BORROWING BASE CERTIFICATE. Deliver to the bank, daily, a borrowing base certificate, substantially in the form of Exhibit 7.3(B) hereto.

                  - By deleting the provisions of subparagraph (g) in their entirety and substituting the following in their stead:

                           (g) SCHEDULE OF INVENTORY. Deliver to the bank a schedule of inventory in form and substance satisfactory to the bank, on Tuesday of each week (as of the preceding Friday), and at such other intervals and for such periods as the bank may request, itemizing and describing the kind, type, and quantity of inventory and location and the borrower's cost thereof, and providing such other details as the bank may require from time to time.

         o. Section 9.1 of the Loan Agreement is hereby amended by deleting subsection (d) thereof in its entirety and replacing such subsection with the following:

                           (d)      WITH A COPY TO:

                                    RIEMER & BRAUNSTEIN
                                    THREE CENTER PLAZA
                                    BOSTON, MASSACHUSETTS 02108
                                    ATTENTION:  DAVID S. BERMAN, ESQUIRE
                                             TELEPHONE 617-523-9000
                                             TELECOPIER 617-723-6831

6.       CONDITIONS TO FORBEARANCE.

         a. During the Forbearance Period, and notwithstanding any prior notice of termination of the Bank's Commitments, after the Borrower has utilized all cash presently in its possession or control, the Bank shall, subject to the terms hereof and the other Loan Documents, make such loans and advances in accordance with the provisions of Section 2.1(a) of the Loan Agreement as requested by the Borrower. The Bank shall have no obligation to issue any Letters of Credit for the account of the Borrower at any time hereafter.

         b. During the Forbearance Period, the Borrower shall make lease payments to BBL and shall make payments of principal (except for payments of principal due solely as a result of acceleration of the Obligations by the Bank) and interest on the amounts due under the Loan Agreement, in each case as and when due under the Master Lease Agreement and Loan Documents. In addition, upon the Borrower's receipt of any federal or state income tax refunds or proceeds from the sale or other disposition of any of assets of any Obligor, the Borrower shall deliver same to the Bank for application to the Obligations. The entire outstanding balance due under the Master Lease Agreement and the Loan Agreement shall be due and payable in full upon the expiration of the Forbearance Period.

         c. Upon the execution hereof, Centennial Capital Corporation shall deliver to the Bank an unconditional guaranty of the payment and performance of the Obligations in form satisfactory to the Bank. In addition, to secure such guaranty and the Obligations, Centennial Capital Corporation shall execute and deliver to the Bank a pledge agreement and such other documents as may be necessary to grant the Bank a first priority perfected security interest in all of its assets.

         d. Upon the execution hereof, the Borrower shall deliver to each of BBL and the Bank a pledge agreement, in form satisfactory to BBL and the Bank, pursuant to which the Borrower shall pledge and grant a security interest in all of its "investment portfolio" (as more Particularly described on SCHEDULE 2 hereto) to secure the Obligations and the Master Lease Agreement.

         e. During the Forbearance Period, the Borrower shall deliver to the Bank weekly, on Tuesday of each week (as of the preceding Friday), a report to reflect the actual results of operations compared to those set forth in the projections furnished to the Bank and annexed hereto as SCHEDULE 3.

         f. On or before the date hereof, the Borrower shall furnish to the Bank copies of its filed tax returns which will reflect (and confirm the Borrower's representations to the Bank) that the Borrower is entitled to tax refunds of at least $3,000,000. The tax returns shall include as the Borrower's address the address of the lock box at the Bank.

         g. In consideration of the Bank's entering into this Agreement, upon the execution hereof, the Borrower shall pay the Bank the sum of Ten Thousand and no/100 Dollars ($10,000.00) as a forbearance fee. Such fee shall be fully earned upon payment and shall not be subject to refund or rebate under any circumstances. The forbearance fee shall not be applied in reduction of the principal, interest or other amounts due in connection with the loan arrangement.

         h. Prior to the effectiveness of this Agreement, DCI shall execute a lockbox agreement satisfactory to the Bank. The Bank agrees to hold the lockbox agreement in escrow and not to implement the lockbox agreement until the earlier of (i) April 11, 1997, or (ii) the termination of the Forbearance Period. In the event that an agreement reasonably satisfactory to the Bank is entered into providing for either (x) the sale of the assets or capital stock of DCI, or (y) the refinancing of DCI, prior to the occurrence of (i) or (ii) , above, the Bank will further delay the implementation of the lockbox arrangement for such further period as the Bank shall deem reasonable in the circumstances. If implemented, all collections received in the lockbox shall be applied in reduction of the Obligations as set forth in the Loan Documents.

         i. Upon the execution hereof, DCI shall execute and deliver to the Borrower a Promissory Note (in form as satisfactory to the Bank) evidencing the indebtedness due from DCI to the Borrower (the "INTERCOMPANY NOTE"). The Intercompany Note shall be collaterally assigned to BBL and the Bank as further security for the Master Lease Agreement and the Obligations.

         j. The Borrower shall cooperate with the Bank's consultants and shall furnish such information as the consultants may reasonably request.

                  The Bank shall not require its consultants to undertake an on-site audit of the books and records of Triax Technology Group Ltd. ("Triax") during the Forbearance Period only (reserving the right to undertake such on-site audit at any time thereafter) as long as (i) the audit of Triax undertaken by Coopers & Lybrand is promptly furnished to the Bank and its consultants, and (ii) the information contained therein is reasonably satisfactory to the Bank and its consultants, and
                  (iii) the Borrower and Triax promptly respond to any inquiries made and furnish any information requested by the Bank and its consultants. All reasonable costs and expenses of the Bank's consultants shall be paid by the Borrower within five (5) business days of delivery to the Borrower of a detailed itemization of the Bank's consultant's expenses. Any payment by the Borrower shall be without prejudice to the Borrower's right to thereafter object to the reasonableness of such costs and expenses.

         k.       During the Forbearance Period, the Commitment Fee set forth in
                  Section 2.3 of the Loan Agreement shall not accrue and the Borrower shall not be obligated to pay same.

         l. During the Forbearance Period, except as otherwise specifically provided herein, the Obligors shall continue to comply with all of the other terms and conditions of the Loan Documents and the Master Lease Agreement.

         m. Upon the execution hereof, the Borrower shall pay all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, consultants' fees, and commercial finance examination fees, which have been incurred by the Bank and BBL in connection with its loan and lease arrangements with the Borrower.

7. TERMINATION EVENTS. The occurrence of any of the following shall constitute a "TERMINATION EVENT" within the meaning of the within
         Agreement:

         a. The failure of the Borrower or any Guarantor to make any lease payment or payment of principal, interest, or other amounts due to BBL or the Bank under this Forbearance Agreement when due.

         b. The occurrence of any Default or Event of Default after the date hereof under the Master Lease Agreement or any of the Loan Documents (provided that, the failure of the Borrower to comply with the provisions of Sections 5.7 through 5.10 of the Loan Agreement during the Forbearance Period shall not constitute a Termination Event).

         c. The failure by any Obligor to satisfy all of the terms and conditions of this Agreement as and when due.

         d. The determination by the Bank that any representation or warranty made to the Bank by any Obligor in connection with this Forbearance Agreement was not true, correct and accurate in any material respect when made or given.

         e. The failure of the Borrower to operate its business substantially in accordance with, or the failure of the Borrower to substantially achieve the results set forth in, the projections furnished to the Bank on March 3, 1997.

         f. The failure of the Obligors, on or before March 25, 1997, to furnish the Bank with evidence of their respective corporate resolutions authorizing their entering into this Agreement and all other documents ancillary hereto.

         For purposes of this Section 7, the Bank acknowledges that any event of default PRESENTLY EXISTING by virtue of the Borrower's failure to comply with the financial covenants set forth in Section 5.7 through 5.10 of the Loan Agreement and the failure of Emanuel Pinez to control the Borrower's management shall not constitute a basis for the declaration of a Termination Event hereunder; provided that the Bank is not waiving any rights upon any further breach of such provisions after expiration of the Forbearance Period.

         Upon the occurrence of any Termination Event, the Bank may immediately cease making loans and advances to the Borrower and the Bank and BBL may exercise any or all of their rights and remedies on default to which the Bank or BBL is, or to which the Bank or BBL would be entitled against any Obligor on account of or in respect of the Loan Documents or the Master Lease Agreement.

8. ADDITIONAL REPRESENTATIONS AND WARRANTIES. As a partial inducement for BBL and the Bank to enter into the within Agreement, the Obligors hereby warrant and represent to the Bank and to BBL that:

         a. Each of the Obligors is a validly existing corporation in good standing under the laws of the state of its incorporation;

         b. The execution and delivery of this Agreement and all documents, instruments, and agreements executed and delivered incidental hereto will be duly authorized by all necessary corporate action;

         c. The persons executing this Agreement and all documents, instruments, and agreements executed incidental hereto on behalf of each of the Obligors will be duly authorized to do so;

         d. This Agreement and all documents, instruments, and agreements executed incidental hereto constitute the valid and binding obligations of the Obligors each enforceable in accordance with their terms; and

         e.       There is no indebtedness due from Century to the Borrower.

9.       GENERAL.

         a. This Agreement shall be binding upon each Obligor and such Obligor's successors and assigns and shall enure to the benefit of BBL, the Bank and BBL's and the Bank's successors and assigns. In the event that BBL or the Bank assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of BBL or the Bank hereunder and BBL or the Bank shall thereupon be discharged and relieved from its duties and obligations hereunder.

         b. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         c. No delay or omission by BBL or the Bank in exercising or enforcing any of BBL's or the Bank's rights and remedies shall operate as, or constitute, a waiver thereof. No waiver by BBL or the Bank of any of BBL's or the Bank's rights and remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.

         d. This Agreement and all other documents, instruments, and agreements executed in connection herewith incorporate all discussions and negotiations between the Obligors, BBL and the Bank, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement or of any provision of any other agreement between any Obligor and BBL or the Bank shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver, and if such party be BBL or the Bank, then by a duly authorized officer thereof.

         e. Except as modified hereby, all terms and conditions of the Master Lease Agreement, Loan Agreement, the Guaranties, and other Loan Documents remain in full force and effect. The Bank and BBL are not hereby waiving any Defaults, Events of Default or rights and remedies which exist under the Master Lease Agreement or the Loan Documents and the Bank and BBL reserve the right upon expiration of the Forbearance Period to undertake such action as a result of such Defaults and Events of Default as the Bank or BBL may determine. In particular, without limiting the generality of the foregoing, the Bank and BBL have not waived any Defaults or Events of Default, or the respective rights and remedies of the Bank and/or BBL arising as a result thereof, which may have occurred as a result of any misrepresentation made by or on behalf of any one or more of the Obligors.

         f. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts. The Obligors each submit to the jurisdiction of the Courts of said Commonwealth for all purposes with respect to this Agreement and the Obligors' relationship with the Bank and BBL.

         g. Each Obligor makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Bank and BBL, in entering into the within Forbearance Agreement, is relying thereon. EACH OBLIGOR, TO THE EXTENT OTHERWISE ENTITLED THERETO, HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT OF THAT OBLIGOR TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE BANK OR BBL IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE BANK OR BBL OR IN WHICH THE BANK OR BBL IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE BORROWER OR ANY SUCH PERSON AND THE BANK OR BBL.

         h. Each Obligor shall execute such instruments and documents as BBL and the Bank may from time to time request in connection with the Master Lease Agreement, Loan Agreement, the Guaranties, the Loan Documents, the within Agreement and the arrangements contemplated hereby.

         It is intended that this Agreement take effect as a sealed instrument.

CENTENNIAL TECHNOLOGIES, INC.                DESIGN CIRCUITS, INC.


By:                                          By:
   ------------------------------                -------------------------------

Print Name:                                  Print Name:
           ----------------------                        -----------------------

Title:                                       Title:
      ---------------------------                   ----------------------------

CENTURY ELECTRONICS                          NCT, INC.
MANUFACTURING, INC.


By:                                          By:
   ------------------------------                -------------------------------

Print Name:                                  Print Name:
           ----------------------                        -----------------------

Title:                                       Title:
      ---------------------------                   ----------------------------


AGREED AND ACCEPTED BY:

THE FIRST NATIONAL BANK OF BOSTON


By:
   ------------------------------

Print Name:
           ----------------------

Title:
      ---------------------------

BANCBOSTON LEASING INC.


By:
   ------------------------------

Print Name:
           ----------------------

Title:
      ---------------------------